EXHIBIT 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

        In connection with the annual report of Quixote Corporation (the "Company") on Form 10-K for the Annual Period ended June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 14, 2009	/s/ BRUCE REIMER Bruce Reimer, Chief Executive Officer
Date: September 14, 2009	/s/ DANIEL P. GOREY Daniel P. Gorey, Chief Financial Officer

        The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.